EXHIBIT 4.14

                            WAIVER


            WAIVER (this "Waiver") dated as of April 1, 1996, under the $2,200,000,000 Credit Agreement dated as of July 19, 1994 (as heretofore amended, the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto, the AGENTS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent.

                     W I T N E S S E T H:

            WHEREAS, the Borrower has advised the Banks that due to the David's Supermarkets Litigation (as defined below) it needs certain waivers under the Credit Agreement and, subject to the terms and conditions hereof, the Banks party hereto are willing to grant certain waivers under the Credit Agreement, as more fully set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Definitions.  (a)  Unless otherwise
  specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

            (b) In addition, the following term shall have the following meaning:

            "David's Supermarkets Litigation" means David's Supermarkets, Inc. v. Fleming Companies, Inc., et al., No. 246-93 (District Court, 18th Judicial District, Johnson County, Texas), including the verdict or any judgment entered therein or any payment of such judgment or in settlement thereof.

            SECTION 2.  Certain Waivers.  (a)  The Banks
  hereby waive the requirements of clause (c) of Section 3.01 of the Credit Agreement to the limited extent that the representations and warranties contained in Sections 4.04(c) and 4.05 of the Credit Agreement are not true solely on account of the David's Supermarkets Litigation, and any representation and warranty deemed made by the Borrower on or after the date hereof pursuant to Section 3.01 of the Credit Agreement shall be deemed qualified to such extent.

            (b) The Banks hereby waive any Default that may have occurred as a result of the Borrower at any time prior to the date hereof having made or been deemed to have made the representations and warranties set forth in Sections 4.04(c) and 4.05 of the Credit Agreement without qualification by reference to the David's Supermarkets Litigation.

            (c) The Banks hereby waive (i) any Default under any Operative Agreement that may occur as a result of any Lien existing in favor of the plaintiff in the David's Supermarkets Litigation (A) in the nature of a garnishment against Receivables from Texas customers of the Borrower or any of its Subsidiaries or (B) arising by virtue of the filing of an abstract of a judgment in the David's Supermarkets Litigation and (ii) the requirements of clause
  (c) of Section 3.01 of the Credit Agreement to the limited extent that any representation and warranty of the Borrower or a Subsidiary in the other Operative Agreements is not true solely on account of the existence of such Liens, and any representation and warranty deemed made by the Borrower on or after the date hereof pursuant to Section 3.01 of the Credit Agreement shall be deemed qualified to the extent set forth in clauses (i) and (ii).

            (d)  The foregoing waivers (including the
  references to any representation and warranty made on or after the date hereof being deemed qualified) shall be effective solely during the period ending 5:00 P.M. (New York City time) on April 10, 1996 and, in the case of clause
  (c), thereafter shall not apply to any such Lien even if such Lien first arose during such period.

            SECTION 3. Borrowings. The Borrower agrees that during the period from the date hereof until 5:30 P.M. (New York City time) on April 10, 1996, it will not give any Notice of Borrowing for Tranche A Loans in an amount in excess of its actual cash needs in the ordinary course of business (net of other sources of funds available or expected to be available to it, including previous Borrowings, but not including any need in respect of the David's Supermarkets Litigation) during the three-day period beginning with the related date of Borrowing, determined consistent with the Borrower's historical cash management practices and in light of any failure or projected failure of the Borrower to receive payment from Texas customers on account of Liens of the character described Section 2(c), as certified in reasonable detail by the Borrower's Chief Financial Officer or Treasurer in a certificate accompanying such Notice of Borrowing, provided that the maximum amount of Borrowings that the Borrower may make the subject of a Notice of Borrowing while this Waiver is in effect may not exceed $60,000,000.

            SECTION 4. Representations Correct; No Default. The Borrower represents and warrants that, except as expressly waived hereby, on and as of the date hereof (i) the representations and warranties contained in the Credit Agreement and each other Operative Agreement are true as though made on and as of the date hereof and (ii) no Default has occurred and is continuing.

            SECTION 5. Counterparts; Effectiveness. (a) This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            (b) This Waiver shall become effective as of the date hereof when the Managing Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Managing Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such Bank).

            (c) Except as expressly set forth herein, the waivers contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Operative Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

            SECTION 4.  Governing Law.  THIS WAIVER SHALL BE
  GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
  STATE OF NEW YORK.

              IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

                           FLEMING COMPANIES, INC.


                           By
                             Title:


                           BANKS

                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                           By
                              Title:


                           BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION


                           By
                              Title:


                           THE BANK OF NOVA SCOTIA


                           By
                              Title:


                           CANADIAN IMPERIAL BANK OF COMMERCE


                           By
                              Title:


                           CREDIT SUISSE


                           By
                              Title:

                           By
                              Title:


                           DEUTSCHE BANK AG NEW YORK BRANCH
                             AND/OR CAYMAN ISLANDS BRANCH


                           By
                              Title:


                           By
                              Title:


                           THE FUJI BANK, LIMITED


                           By
                              Title:


                           NATIONSBANK OF TEXAS, N.A.


                           By
                              Title:


                           SOCIETE GENERALE, SOUTHWEST AGENCY

                           By
                              Title:


                           THE SUMITOMO BANK LTD.
                             HOUSTON AGENCY


                           By
                              Title:



                           THE SUMITOMO BANK, LIMITED
                             NEW YORK BRANCH


                           By
                              Title:


                           TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION


                           By
                              Title:


                           THE TORONTO-DOMINION BANK


                           By
                              Title:


                           UNION BANK OF SWITZERLAND,
                             HOUSTON AGENCY


                           By
                              Title:


                           By
                              Title:


                           FIRST INTERSTATE BANK OF CALIFORNIA


                           By
                              Title:


                           By
                              Title:


                           WACHOVIA BANK OF GEORGIA,
                             NATIONAL ASSOCIATION


                           By
                              Title:


                           CREDIT LYONNAIS NEW YORK BRANCH


                           By
                              Title:


                           COOPERATIEVE CENTRALE
                             RAIFFEISEN-BOERENLEENBANK B.A.,
                             "RABOBANK NEDERLAND",
                             NEW YORK BRANCH


                           By
                              Title:


                           By
                              Title:


                           THE SANWA BANK LIMITED,
                             DALLAS AGENCY


                           By
                              Title:


                           BANQUE NATIONALE DE PARIS


                           By
                              Title:


                           BOATMEN'S FIRST NATIONAL BANK
                             OF OKLAHOMA


                           By
                              Title:


                           CITIBANK N.A.


                           By
                              Title:


                           DAI-ICHI KANGYO BANK, LTD.
                             NEW YORK BRANCH


                           By
                              Title:


                           THE INDUSTRIAL BANK OF JAPAN
                             TRUST COMPANY


                           By
                              Title:


                           LTCB TRUST COMPANY


                           By
                              Title:


                           THE MITSUBISHI BANK, LIMITED
                             HOUSTON AGENCY


                           By
                              Title:


                           NATIONAL WESTMINSTER BANK Plc
                             NASSAU BRANCH


                           By
                              Title:


                           NATIONAL WESTMINSTER BANK Plc
                             NEW YORK BRANCH


                           By
                              Title:


                           UNITED STATES NATIONAL BANK
                             OF OREGON


                           By
                              Title:


                           BANK OF AMERICA ILLINOIS


                           By
                              Title:


                           PNC BANK, NATIONAL ASSOCIATION


                           By
                              Title:


                           BANK OF HAWAII


                           By
                              Title:


                           THE BANK OF TOKYO, LTD.,
                             DALLAS AGENCY


                           By
                              Title:

                           BANQUE PARIBAS


                           By
                              Title:


                           By
                              Title:


                           BANQUE FRANCAISE DU COMMERCE
                             EXTERIEUR


                           By
                              Title:


                           By
                              Title:


                           BAYERISCHE VEREINSBANK AG,
                             LOS ANGELES AGENCY


                           By
                              Title:


                           By
                              Title:


                           BHF-BANK AKTIENGESELLSCHAFT,
                             NEW YORK BRANCH


                           By
                              Title:


                           By
                              Title:


                           DG BANK
                             DEUTSCHE GENOSSENSCHAFTSBANK


                           By
                              Title:


                           By
                              Title:


                           FIRST HAWAIIAN BANK


                           By
                              Title:


                           FIRST UNION NATIONAL BANK
                             OF NORTH CAROLINA


                           By
                              Title:




                           LIBERTY BANK AND TRUST COMPANY
                             OF OKLAHOMA CITY, N.A.


                           By
                              Title:




                           MANUFACTURERS AND TRADERS
                             TRUST COMPANY


                           By
                              Title:


                           THE MITSUBISHI TRUST AND BANKING
                             CORPORATION


                           By
                              Title:


                           THE MITSUI TRUST AND BANKING
                             COMPANY, LIMITED


                           By
                              Title:


                           NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION


                           By
                              Title:


                           WESTDEUTSCHE LANDESBANK
                             GIROZENTRALE, New York Branch


                           By
                              Title:


                           By
                              Title:


                           WESTDEUTSCHE LANDESBANK
                             GIROZENTRALE, Cayman Islands
                             Branch


                           By
                              Title:


                           By
                              Title:


                           THE YASUDA TRUST AND BANKING
                             COMPANY, LTD.


                           By
                              Title:


                           THE FIRST NATIONAL BANK OF CHICAGO


                           By
                              Title:


                           BANK HAPOALIM B.M.,
                             LOS ANGELES BRANCH


                           By
                              Title:


                           By
                              Title:


                           THE BANK OF IRELAND


                           By
                              Title:

                           KREDIETBANK N.V.


                           By
                              Title:


                           By
                              Title:


                           MERCANTILE BANK OF ST. LOUIS
                             NATIONAL ASSOCIATION


                           By
                              Title:


                           THE SUMITOMO BANK OF CALIFORNIA


                           By
                              Title:


                           THE SUMITOMO TRUST & BANKING CO.,
                             LTD. NEW YORK BRANCH


                           By
                              Title: